AMERICAN CAPITAL FINANCIAL SERVICES, INC.


                                    AGREEMENT

                                       FOR

                          BUSINESS CONSULTING SERVICES

This Agreement ("Agreement") is entered into in Costa Mesa, California, by and between American Capital Financial Service, Inc. a Wyoming Corporation ("American"), and Advanced Medical Systems, Inc, a Nevada corporation, the ("Corporation"). American and the Corporation may be referred to in the singular as "Party" and collectively as "Parties". On the date of signing by both parties, this Agreement relates to the following facts:

The Corporation has expressed a desire to enter into this Agreement with American for American to provide business consulting services which will assist the Corporation in its desire to become a "public" Corporation through a Private Placement (if applicable) and an SB-2 Offering of up to $10 million ("Offering"). The Private Placement will be for $ 5 million. American is in the business of providing such services and will do so on behalf of the Corporation. American will be responsible for collecting Due Diligence materials and drafting the Private Placement Memorandum. American will also be responsible for drafting the initial SB-2 Offering of up to $10 million. The Corporation will pay all legal and accounting costs as well as filing fees for any private placements (if applicable), the initial SB-2 filing, and any required subsequent filings.

RECITALS:
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Representation by American.  American has represented  itself to the Corporation as having the experience, technical staff, business connections, and expertise in arranging such filings and it is upon such representation the Corporation is entering into this Agreement.

In consideration of the promises hereinafter set forth, the parties agree as follows:


1.   PRELIMINARY SERVICES BY AMERICAN

     1.1. Duties of American and the Corporation. American and the Corporation agree to perform the following:

          1.1. American agrees to prepare all documents pertaining to the Private Placement (if applicable) and the SB-2 draft for the Corporation and the Corporation agrees to cooperate fully with American in providing such financial, business, and other material


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           3001 Redhill, Building 6, Suite 107, Costa Mesa, CA 92626
                      o (714) 556-3115 o FAX (714) 556-6180
                       http://www.allamericancapital.com
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          information about the Corporation, its products, services,  contracts, litigation, patents, trademarks, and such other matters which may be requested by American to include in the Private Placement Memorandum and/or SB-2 filing. The Corporation agrees it shall have its own accountants and attorneys review the PPM (if applicable) and SB-2 document.

          1.1.2. It is understood that all documents to be prepared by American shall be prepared to supply information to the Securities Exchange Commission ("SEC"), legal and accounting firms, investors, state and federal governments and other interested persons.

          1.1.3. The Corporation agrees to supply complete and accurate information to American in order that the Private Placement Memorandum (if applicable) and the SB-2 filing is true and correct in all aspects and fully complies with all Full Disclosure Requirements of both Federal and State Regulatory Agencies. Should legal proceedings be brought against American, its agents and/or employees by State or Federal Regulators or by any third party as a result of incomplete or inaccurate information disseminated by the Corporation, the Corporation shall hold American harmless from any liability in this regard, whatsoever, and shall defend and indemnify American, its agents and/or employees in any litigation or administration proceeding.

          1.1.4. In furtherance of the Corporation's obligations under paragraph 1.1.1, the Corporation shall, within thirty (30) business days from the date of this Agreement, supply to American: (i) all documents requested in the Legal Due Diligence Analysis document form attached hereto; and (ii) copies of the Corporation's financial statements for the last three (3) years or from its inception date, whichever is less.

          1.1.5. American shall provide assistance through its staff to the Corporation in preparation of the financial forecasts and will offer assistance on any letters of intent, acquisitions, mergers and private placement agreements. The Corporation, however, shall primarily rely on the advice of its own retained attorneys and accountants in all matters relating to this Agreement. American shall provide business-consulting services for one year following the effectiveness of the SB-2.

          1.1.6. American shall provide as needed the following services for the
          Corporation: Due Diligence, Private Placement documentation, Personnel assistance, Payroll administration assistance, investor introductions, draft SB-2, preparation of state filings, recommend attorneys if needed, recommend accounting services, office space if needed, phone service if needed, enhancement of Board or Advisory Board members, assist in training of personnel of all levels, assist in incorporating, arrange for printing, act as public relations arm, and other services as requested.


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          1.1.7.  American  shall  provide  assistance  in  the  location  of an underwriter for a contemplated IP0 or secondary offering. American is responsible to locate, interview and assist in the direction and decision on which brokerage house and syndications to be used. The Corporation has the last right of approval as to which underwriter will be selected.

     1.2. Payment for American's Services. The Corporation shall pay American the sum of $100,000 as a fee for its business consulting services payable as follows: (1) On October 23, 1997, Corporation paid an initial payment to American of twelve thousand five hundred dollars ($12,500). (2) Upon execution of this Agreement, the Corporation shall pay American an additional non-accountable, non-refundable payment of twelve thousand five hundred dollars ($12,500). The next payment toward the $100,000 will be $25,000 which will be paid upon the first funds sold, from the Private Placement Offering or upon termination of the Private Placement Offering by the Corporation if it elects to cancel early. The Corporation shall pay American the balance of the $100,000 ($50,000) in 12 equal monthly installments commencing on the date of completion of the Public Offering.

          1.2.1 Due Diligence. The Corporation agrees to cooperate fully with American to provide all Due Diligence material requested to support all assertions represented by the Corporation. Should the Corporation fail to supply American with the requested Due Diligence, American reserves the right to terminate services to be rendered to the Corporation and will be entitled to retain the initial non-accountable, non-refundable paid to American by the Corporation.

     1.3. Expenses. The Corporation, in addition to the fee described in paragraph 1.2. above, shall also pay to American all of its costs and expenses for travel, hotel accommodations, meals and miscellaneous costs and expenses incurred by American in performing the services described in paragraph 1.1 above. The Corporation shall pay additional costs and expenses over and above the expected costs as described in Exhibit 1 (attached hereto and incorporated herein by this reference) as they become due. For purposes of this paragraph, the costs and expenses of American's overhead and employees' salaries or wages are not to be construed as costs and expenses. Costs and expenses are instead to be construed as the payment of any item or the incurring of a debt by American in connection with the performance of its services under paragraph 1.1 above which are not normal monthly overhead, labor or salary costs of American. The Corporation will not be billed for trivial expenses (under $100). All paid expenses, if any, will be pre-approved by the Corporation. American will provide the Corporation with advanced notice of any mentioned expenses and will not incur such expenses until receiving the Corporation's approval.



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2.   FILING TO SEC

     2.1. Delivery of the SB-2 Filing. American shall deliver the SB-2 draft it prepares under paragraph 1.1 of this Agreement to the attorneys, accountants, underwriters and SEC personnel as selected by American, with approval by the Corporation.

     2.2. Exclusive Decision-Maker. The Corporation shall be the exclusive decision-maker on whether to go forward with the public offering and the final terms thereof. However, if the Corporation enters into any agreement for a public offering within one (1) year from the date of this Agreement, the Corporation shall be obligated to pay the Payments, Fees and distribution of securities described in paragraph 1.2. and all its subparagraphs.

     2.3. Finder's Fee to American. At the time of the execution of this Agreement, the Corporation shall transfer to American 4.9% of the common shares of the Corporation from the Corporation's "founder's stock" ("Founder's Stock") and an additional amount equaling the dilution from the IPO shall be rendered to American to maintain the 4.9% ownership after the IPO.

          2.3.1. This Fee shall be treated and construed as a Finder's Fee for American's services to the Corporation and will not be construed as any form of underwriter's compensation.

          2.3.2. The Corporation shall refrain from engaging in any activity, scheme or plan to circumvent, prevent or refuse to pay this Finder's Fee directly to American.


3.   REPRESENTATIONS

     3.1. Representations  by  the  Corporation.   The  Corporation  represents,
     warrants and covenants the following:

          3.1.1. The Corporation will cooperate fully with American by supplying to American fully complete and accurate information to American so that American may perform its services under this Agreement.

          3.1.2. The Corporation will not circumvent this Agreement either directly or indirectly nor will it interfere with, impair, delay or cause American to perform work not described in this Agreement.




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          3.1.3.  The Corporation  and each of its subsidiaries is a corporation
          duly   organized  and  existing   under  the  laws  of  its  state  of
          incorporation and is in good standing with the jurisdiction of its incorporation in each state where it is required to be qualified to do business.

          3.1.4. In each state where the Corporation currently does business, it has fully complied with each state's Rules and Regulations pertaining thereto.

          3.1.5.  The   Corporation's   Articles  of  Incorporation  and  Bylaws
          delivered pursuant to paragraph 1.1.4. are true and complete copies of same and have been duly adopted.

          3.1.6. The Corporation will disclose to American all material facts and circumstances which may in any way affect the Private Placement (if applicable) and the SB-2 filing. The Corporation will be wholly responsible for the accuracy of the Private Placement Memorandum and the SB-2 filing and/or any other related or subsequent filings.

          3.1.7. The Corporation will complete all questionnaire forms by the time required by American in full and complete detail.

          3.1.8. The Corporation represents to American that no person has acted as a finder or investment adviser in connection with the transactions contemplated in this Agreement. The Corporation will indemnify American with respect to any claim for a Finder's Fee in connection with this Agreement. The Corporation represents that no officer, director or stockholder of the Corporation is a member of the National Association of Securities Dealers ("NASD"), an employee or associated member of the NASD, or an employee, associated person or member of the NASD. The Corporation represents that it will disclose to American all potential conflicts of interest involving officers, directors, principal stockholders and/or employees forthwith.

          3.1.9. The Corporation has received and understands the letter entitled "Do's and Don'ts of Going Public" previously supplied to the Corporation by American. A copy of "Do's and Don'ts of Going Public" is attached hereto and is fully incorporated into this Agreement.

          3.1.10. The Corporation is bound by this Agreement to advise American of all letters of intent, merger or acquisition documents and such mergers or acquisitions will not be completed until American has been made aware of and assented to these documents during and until the initial SB-2 filing.



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          3.1.11. The shareholders of Corporation  shall place one individual on the Board of Directors of the Corporation as recommended by American for a minimum time period of one year.

     3.2. Representations by American.

          3.2.1. American will devote its Best Efforts toward the completion of the Private Placement (if applicable) and the filing of the SB-2 documentation for the Corporation's Public Offering as contemplated in this Agreement.

          3.2.2. American represents it is a corporation duly organized and existing under the laws of Wyoming and is in good standing with the jurisdiction of its incorporation, and all jurisdictions in which it does business.

          3.2.3. American will disclose to the Corporation all material facts and circumstances which may affect its ability to perform its undertaking herein.

          3.2.4. American will cooperate in a prompt and professional manner with the Corporation, its attorneys, accountants and agents in the performance of this Agreement.

          3.2.5. American is not a broker dealer or member of any stock exchange.


4.   CONFIDENTIALITY

     American agrees that all information received from the Corporation shall be treated as confidential information. American shall not share such information with any other person or entity, except the SEC, attorneys, investors and accountants, without the express written consent of the Corporation.

     4.1. Non-Circumvention. The Corporation agrees not to divulge any named sources (lending institutions, investors, individuals etc.) which have been introduced to it by American. Furthermore, both parties agree not to circumvent, either directly or indirectly, the relationships each party has with their respective sources. Furthermore, this non-circumvention agreement will stay in force for one (1) year from the date of this document.








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5.   NOTICES

     Any notice from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by facsimile transmission shall be deemed received by the other party on the day it has been transmitted. Any notice sent by mail by either party to the other shall be deemed received on the seventh (7th) business day after it has been deposited at a United States Post Office. For purposes of delivering or sending notice to the parties under this Agreement, such notices shall be delivered or sent as follows:

     5.1. Notice delivered to American:

          American Capital Financial Service
          3001 Red Hill Ave. Bldg. 6 Suite #107
          Costa Mesa CA 92626
          Telephone Number (714) 556-3115
          Facsimile Number (714) 556-6180

     5.2  Notice delivered to the Corporation:

          Advanced Medical Systems, Inc,
          2950 N. Glassell Street
          Orange, CA 92865
          Telephone Number (714) 283-5190
          Facsimile Number (714) 283-5191


6.   ENTIRE AGREEMENT

     Neither party has made any representations to the other which are not specifically set forth in this Agreement. There are no oral or other agreements between the parties which have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties hereinafter asserted by one party against the other, shall be deemed to have been waived by such party asserting they were made and this Agreement shall supersede all prior negotiations, statements, representations, warranties and agreements made or entered into between the parties to this Agreement.


7.   NO ASSIGNMENT OR DELEGATION

     Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.



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8.   CONSTRUCTION AND JURISDICTION

     This Agreement shall be governed by the laws of the State of California. It shall also be construed as if the Parties participated equally in its negotiation and drafting. The Agreement shall not be construed against one Party over another party.


9.   WAIVER

     The waiver, either express or implied, by any Party to this Agreement of any term or condition of this Agreement, shall not constitute a relinquishment by that Party of its right to enforce the term or condition at any later date unless this Agreement is amended in writing and signed by both Parties.


10.  SEVERABILITY

     If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.


11.  NO MODIFICATION

     No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or have any force or effect unless made in writing and signed by all parties to this Agreement.


12.  VOLUNTARY CONSENT

     In entering into this Agreement, the parties represent and warrant that they have done so freely and voluntarily and by each one on his or her own accord without reliance on any inducement, promise or representation (a) by the other Party, except as to those matters which are expressly set forth in this Agreement or (b) by any other person.


13.  NO REPRESENTATION, WARRANTY OR GUARANTEE OF SUCCESS

     American provides no representation, warranty or guarantee of success in the consummation of an SB-2 Offering or filing or of the "best efforts"




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     private placement, if applicable. American has not represented itself as an underwriter or Broker Dealer and makes no claim to be one.


14.  NO PARTNERSHIP

     This Agreement shall not be construed as a joint venture, partnership or joint enterprise between the Parties, and neither Party shall be entitled to act as agent for the other Party except as set forth herein.


15.  AUTHORITY TO ENTER INTO AGREEMENT

     The individuals signing this Agreement below represent that they have the authority to legally bind the Corporation and American to the terms and conditions of this Agreement. The individuals shall not, however, have personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of the Corporation and American, respectively.






     /s/ Philip Dave Thomas                              Dated: 5-4-00
     --------------------------------------                     ------
     Philip Dave Thomas, President & CEO
     American Financial Services, Inc




     /s/ Peter George                                    Dated: 5-4-00
     --------------------------------------                     ------
     Peter George, Chief Executive Officer
     Advanced Medical Systems, Inc.




     /s/ Nicholas George                                 Dated: 5-4-00
     --------------------------------------                     ------
     Nicholas George, President
     Advanced Medical Systems, Inc.









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